May 2009

MFA

FINANCIAL, INC.

Forward Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to borrow to finance its assets; changes in government regulations affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes.

These forward-looking statements are based on beliefs, assumptions and expectations of MFA's future performance, taking into account all information currently available. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

MFA provides attractive returns through appropriately leveraged investments in *high-quality* hybrid and adjustable-rate mortgage-backed securities

MFA FINANCIAL, INC.

Short-term interest rates are exceptionally low

May 8, 2009	
Fed Funds Target	0 - 0.25%
1-Month LIBOR	0.37%
1-MonthRepo	0.45 - 0.50%
3-Month LIBOR	0.94%
3-Month Repo	0.60 - 0.65%

Liquidity

While repo remains available to MFA from multiple counterparties, the financial industry continues to be impacted by global recession

Agency MBS

Spreads have tightened and prices have increased substantially due to $1.25 trillion of additional Agency MBS purchasing power from the Federal Reserve

MFA Portfolio Spread Remains Well Above Historic Average



Net Spread
High: 2.15%
Low: -0.03%
Average: 1.05%
1Q 09: 1.77%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
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Mar-04
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Mar-05
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Mar-07
Jun-07
Sep-07
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Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Net Yield on Interest Earning Assets
Cost of Funds

Funding Cost Continues to Decline Faster Than Asset Yield

MFA FINANCIAL, INC.

While MFA Portfolio Yield Currently Remains Near 5.0%, the Cost of Funds is in a Downward Trend


6%
5%
4%
3%
2%
1%
0%
12/31/2004
3/31/2005
6/30/2005
9/30/2005
12/31/2005
3/31/2006
6/30/2006
9/30/2006
12/31/2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
Asset Yield
Cost of Funds

MFA Quarterly Data

Lower leverage and Increased liquidity

***Leverage: Debt-to-Equity Multiple of 6.0:1**

***Liquidity: $648 million consisting of**

$406 million Cash

$157 million Unpledged Agency MBS

$85 million Excess Collateral with Counterparties

**As of March 31, 2009*

MFA FINANCIAL, INC.

March 31, 2009 Financial Results

March 31, 2009 Book Value:	**$6.13**
First Quarter 2009 ROE:	**16%**
First Quarter 2009 EPS:	**$0.23**
First Quarter 2009 Dividend Per Share:	**$0.22**
Current Dividend Yield	**15%**

Strategy Built Around Hybrid and ARM MBS (1)

- After initial fixed term, coupons reset based on short-term interest rates
- Less price risk due to adjustability of coupon


Greater than 60 Months 20%
Within 12 Months 23%
13 to 60 Months 57%

Effective Duration: 0.24(2)

(1) *As of March 31, 2009 assuming a constant prepayment rate of 15%*
(2) *Includes impact of swaps*

- In 2009, we have not purchased Agency MBS while the Federal Reserve implements its $1.25 trillion purchase program.
- We are investing in senior most tranches of Non-Agency residential MBS at deeply discounted prices to generate loss-adjusted yields in the mid-to-high teens without leverage.
- Non-Agency RMBS benefit from potential increases in prepayments due to discount purchase price.

Loss Adjusted Returns For a Representative Non-Agency Security

MFA FINANCIAL, INC.

FHASI 07-AR1 1A1 (Price = $58)

- 2007 Vintage Jumbo 5/1s
- 5.83% Coupon
- S&P/Fitch Ratings: AAA *-/BBB *-
- 749 Average FICO
- 7.99% Credit Enhancement

	Stressed Case	Base Case	Optimistic Case
Yield	9.0%	**16.4%**	25.1%
Voluntary Prepayment Rate	4% CPR	**8% CPR**	15% CPR
Default Rate	16% CDR	**12% CDR**	8% CDR
Loss Severity	65%	**55%**	45%
Total Collateral Liquidation	78%	**58%**	33%

Source: Intex

Non-Agency Risk Adjusted Returns Currently Very Appealing

MFA FINANCIAL, INC.

	Incremental Acquisition of Senior MBS Assets	Incremental Acquisition of Agency MBS Assets
Credit	Structural Protection – Credit Enhancement Discounted Price – Significant losses need to occur before an investor suffers a loss on deeply discounted investment	Guaranteed by Fannie Mae or Freddie Mac (currently under U.S. conservatorship)
Asset Yield	Mid-to-High Teens	3.00%
Leverage	No	Yes
ROE	Mid-to-High Teens	Mid-to-High Teens
Prepayments	Increases Return	Decreases Return
Qualifying REIT Asset	Yes	Yes
Qualifying 1940 Act 55% Test Asset	No	Yes

- The majority of MFA's assets will continue to be Agency hybrid MBS
- MFR portfolio complements our Agency portfolio and reduces prepayment risk
- Strategically positioned portfolio to maintain appropriate leverage and liquidity in current environment
- MFA can generate attractive returns with less leverage

MFA

FINANCIAL, INC.